UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

PHARMA-BIO SERV, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50956	20-0653570
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Pharma-Bio Serv Building Industrial Zone Lot 14, Barrio Higuillar, Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (787) 278-2709

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and 8.01 Entry into a Material Agreement; Other Events

On July 1, 2008, Pharma-Bio Serv, Inc. (the "Company," "we" or "us") received certification as a "minority-controlled company" as defined by the National Minority Supplier Development Council and Growth Initiative ("NMSDC"). In line with our strategy to penetrate the United States market, the certification will allow the Company to participate in corporate diversity programs available from various potential customers in the United States and Puerto Rico. Our certification is subject to renewal on July 1, 2009.

As part of the certification process, Ms. Plaza, our Chief Executive Officer and President, agreed to purchase an aggregate of 466,667 warrants ("the "Warrants") from six warrant holders at a purchase price of $0.77 per Warrant for an aggregate purchase price of $359,333.59 pursuant to a Securities Purchase Agreement ("Purchase Agreement") dated December 12, 2007, as amended. The exercise price of each Warrant is $.7344 per share and the warrants expire on January 24, 2009. The closing of this transaction was conditioned on the Company obtaining certification from the NMSDC. Ms. Plaza purchased the Warrants effective as of July 9, 2008 and the effective price per share to Ms. Plaza was $1.5044 per share in this transaction.

Simultaneously with the closing of the Purchase Agreement, Ms. Plaza exercised the 466,667 Warrants with proceeds of $342,720.24 received by the Company. In addition, San Juan Holdings, Inc. ("SJH") exercised 669,009 of its warrants at an exercise price of $.06 per share with proceeds of $40,140.54 received by the Company on July 10, 2008. SJH owns more than 10% of the Company's common stock and was the financial advisor to the Company and Ms. Plaza in connection with the reverse acquisition which closed on January 25, 2006.

In conjunction with the NMSDC approval, Mr. Plaza received irrevocable proxies to vote an aggregate of 5,070,448 shares of the Company's common stock from three shareholders: Venturetek LP, a greater than 5% shareholder, and two entities affiliated with one of our directors. These proxies are effective until July 1, 2009, unless the NMSDC certification expires sooner.

As a result of these transactions, Ms. Plaza's beneficial ownership of our common stock increased from 1,150,000 shares, or 5.86% of the outstanding shares, to 6,687,115 shares or 32.23% of our outstanding shares. Beneficial ownership has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act and includes the 5,070,448 shares covered by the irrevocable proxies.

Item 9.01 Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of December 12, 2007 by and among Elizabeth Plaza and each of the selling warrant holders listed on Exhibit A*

10.2	Amendment dated July 9, 2008 to the Securities Purchase Agreement dated as of December 12, 2007 by and among Elizabeth Plaza and each of the selling warrant holders listed on Exhibit A*

10.3	Agreement dated December 12, 2007 by and between Elizabeth Plaza and Pharma-Bio Serv, Inc.*

10.4	Amendment dated July 9, 2008 to the Agreement dated December 12, 2007 by and between Elizabeth Plaza and Pharma-Bio Serv, Inc.*

10.5	Form of Irrevocable Proxy dated June 11, 2008 executed by three affiliated stockholders of Pharma-Bio Serv, Inc. in favor of Elizabeth Plaza*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: July 11, 2008	By:	/s/ Elizabeth Plaza
Elizabeth Plaza, Chief Executive Officer

EXHIBIT INDEX

10.1	Securities Purchase Agreement dated as of December 12, 2007 by and among Elizabeth Plaza and each of the selling warrant holders listed on Exhibit A

10.2	Amendment dated July 9, 2008 to the Securities Purchase Agreement dated as of December 12, 2007 by and among Elizabeth Plaza and each of the selling warrant holders listed on Exhibit A

10.3	Agreement dated December 12, 2007 by and between Elizabeth Plaza and Pharma-Bio Serv, Inc.

10.4	Amendment dated July 9, 2008 to the Agreement dated December 12, 2007 by and between Elizabeth Plaza and Pharma-Bio Serv, Inc.

10.5	Form of Irrevocable Proxy dated June 11, 2008 executed by three affiliated stockholders of Pharma-Bio Serv, Inc. in favor of Elizabeth Plaza